UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

GT Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchangeon which registered
Common Stock, par value $0.001 per share	GTBP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 11, 2021, GT Biopharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC as representative of the underwriters set forth on Schedule I thereto (collectively, the “Underwriters”), relating to the Company’s offering of 4,300,000 units consisting of (i) one share of the Company’s common stock and (ii) one warrant to purchase one share of common stock (the “Units”) (or, at the option of the purchaser, one pre-funded warrant to purchase one share of common stock and one warrant to purchase one share of common stock (the “Pre-Funded Units”)) and the grant of an over-allotment option to the Underwriters not to exceed 15% of the aggregate Units and Pre-Funded Units sold (“Optional Shares”), in an underwritten public offering (the “Offering”), as well as the issuance of a warrant to the Underwriters to purchase a number of securities equal to 5% of the securities sold in the Offering at an exercise price equal to 125% of the public offering price of the combination of shares and warrants for a five-year term (the “Underwriters’ Warrant”).

The Company agreed to sell the Units and Pre-Funded Units to the Underwriters at a price of $5.06 per Unit or Pre-Funded Unit, as applicable, and at an initial price to the public of $5.50 per Unit or Pre-Funded Unit, as applicable, with each warrant included in such Unit or Pre-Funded Unit being exercisable for one share of common stock at an exercise price of $5.50.

The Offering is made pursuant to the Company’s registration statement on Form S-1 (File No. 333-251311), as amended, under the Securities Act of 1933, as amended (the “Securities Act”) and its registration statement on Form S-1 filed under Rule 462(b) promulgated under the Securities Act.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The closing of the Offering is expected to occur on February 16, 2021, subject to customary closing conditions. Effective as of the opening of market trading on February 11, 2021, the Common Stock began trading on the Nasdaq Capital Market under the symbol GTBP.

The foregoing description of the Underwriting Agreement and Underwriters’ Warrant is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1, and the form of Underwriters’ Warrant.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

Effective February 10, 2021 at 5:30 p.m., Eastern time (the “Effective Time”), the Company amended its Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-17 (the “Stock Combination”).

There shall be no fractional shares issued as a result of the Stock Combination. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of old common stock shall be issued to the Company’s transfer agent for the accounts of all holders of record of old common stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the applicable new common stock. After such sale, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

The Stock Combination will not reduce the number of authorized shares of common stock. As a result, after giving effect to the Stock Combination, the Company will remain authorized to issue a total of 750,000,000 shares of common stock, $0.001 par value per share.

The foregoing description of the Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed with this report as Exhibit 3.1 and herein incorporated by reference.

Item 9.01 Exhibits

(d)
Exhibits

1.1
Underwriting Agreement, dated February 11, 2021, by and between GT Biopharma, Inc. and Roth Capital Partners, LLC (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-241311) filed on February 8, 2021)

3.1	Certificate of Amendment of Certificate of Incorporation of GT Biopharma, Inc.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: February 11, 2021	By:	/s/ Michael Handelman
Michael Handelman
Chief Financial Officer